Exhibit 15
November 8, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 8, 2005 on our review of interim financial information of Colonial Properties Trust for the three and nine month periods ended September 30, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its Registration Statements on Form S-8 related to certain restricted shares and stock options filed on September 29, 1994 (File No. 033-84510); Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(k)/Profit Sharing Plan filed on October 15, 1996 (File No. 333-14155); Form S-8 related to the Non-Employee Trustee Share Plan filed May 15, 1997 (File No. 333-27205; Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997 (File No.333-27201); Form S-8 related to changes to the First Amended and Restated Employee Share Option and Restricted Share Plan and Non-Employee Trustee Share Option Plan filed on May 15, 1997 (File No. 333-27203); Form S-8 related to the Second Amended and Restated Employee Share Option and Restricted Share Plan filed on July 31, 1998; Form S-3 related to Shelf Registration filed October 23, 1997 (File No. 333-38613); Form S-3/A related to the Shelf Registration filed November 20, 1997 (File No. 333-38613); Form S-3 related to the registration of common shares issuable under the Colonial Realty Limited Partnership Executive Unit Purchase Program filed on February 6, 2001 (File No. 333-55078); Form S-3MEF related to S-3 File No. 333-38613 filed on April 3, 2003 (File No. 333-104294); Form S-3 related to the Shelf Registration filed on May 9, 2003 (File No. 333-105141); Form S-3/A related to the Shelf Registration filed on May 20, 2003 (File No. 333-105141); Form S-8 related to the Cornerstone Realty Income Trust 1992 Incentive Plan and Non-Employee Directors Stock Option Plan filed on April 4, 2005 (File No. 333-123829); Form S-3 related to the Direct Investment Program filed on June 24, 2005 (Form No. 333-126125); and Form S-3/A related to the Pre-Effective Amendment No.1 to Form S-3 for the Direct Investment Program filed on July 14, 2005 (Form No. 333-126125).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Birmingham, AL

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